EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 300 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated May 24, 2017 which was filed as Exhibit (i) to Post-Effective Amendment No. 284.

/s/ David D. Barr
David D. Barr, Esq.

May 30, 2018

Boston, Massachusetts